COVER
SEC COVER LETTER

                                         May 10, 2002

Securities and Exchange Commission
File Desk, Room 1004
450 Fifth Street, N.W.
Washington, D.C.   20549

Re:        Definitive Proxy Materials of CARC, Inc. for Use in
           Connection with 2002 Annual Meeting of Shareholders.

Dear Sir or Madam:

   On behalf of CARC, Inc. (the "Corporation"), please find attached the notice of annual meeting, proxy statement, and form of proxy to be used in soliciting proxies for the Annual Meeting of Shareholders of the Corporation scheduled to be held June 11, 2002 in Clemson, South Carolina.
   The Corporation intends to mail definitive proxy materials to its shareholder on or about May 10, 2002.
   This filing is being effected by direct transmission to the Commission's EDGAR System.
   Please mark return confirmation "Filed" upon receipt. Please contact the undersigned at (864) 654-1155 should you have any additional questions or comments.

                                           Sincerely,

                                           /s/Susan H. Davis
                                           Susan H. Davis
                                           Administrator








DEF 14A
Proxy Material

                           SCHEDULE 14A INFORMATION
     Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
                      (Amendment No.---)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]   Preliminary Proxy Statement
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Materials Pursuant to section 240.14a-11(c) or
section 240.14a-12

....................................................................
        (Name of Registrant as Specified In Its Charter)


                            Susan H. Davis
.....................................................................
         (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies:

.....................................................................
  (2)  Aggregate number of securities to which transaction applies:

.....................................................................
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

.....................................................................
  Set forth the amount on which the filing fee is calculated and state how it was determined.

                                CARC, INC.

                             500 DOWNS LOOP
                            Clemson, SC   29631

                       NOTICE OF ANNUAL MEETING OF
                                SHAREHOLDERS

TO THE SHAREHOLDERS OF CARC, INC.:

   You are cordially invited to attend the 2002 Annual Meeting of the Shareholders of CARC, Inc. (the "Company") to be held at 2:00 p.m. June 11, 2002, at the CARC, Inc. Activity Center, 150 Downs Blvd., Clemson, South Carolina, for the following purposes, all as more fully described in the accompanying Proxy Statement:

(1)   To elect nine (9) members to the board of directors;
(2) To consider and vote upon a proposal to ratify the appointment of Crisp-Hughes as independent accountants for the fiscal year ending March 31, 2003; and
(3) To transact such other business as may properly come before the meeting or any adjournment thereof.

   The board of directors has fixed the close of business on May 10, 2002, as the record date for the determination of shareholders entitled to vote at the meeting. Accordingly, only shareholders who are holders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.
   Please complete, sign, date and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the outstanding shares of common stock of the Company must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

                             BY ORDER OF THE BOARD OF DIRECTORS:


                            /s/Dorothy Dev. Dent
                             Dorothy Dev. Dent
                             Corporate Secretary


Clemson, South Carolina
May 10, 2002

                                 CARC, INC.
                               500 Downs Loop
                       Clemson, South Carolina   29631

                                 May 10, 2002
                               PROXY STATEMENT

  The accompanying proxy is solicited by and on behalf of the Board of Directors of CARC, Inc. (the "Company") for use at the 2002 Annual Meeting of Shareholders to be held at 2:00 p.m. on June 11, 2002 at the CARC, Inc. Activity Center, 150 Downs Blvd., Clemson, South Carolina, and at any adjournment thereof. The entire cost of such solicitation will be borne by the Company. In addition to solicitation by mail, personal solicitations may be conducted by directors, officers and employees of the Company. This Proxy Statement and accompanying proxy card will be mailed to shareholders on or about May 10, 2002.
   The shares represented by the accompanying proxy and entitled to vote will be voted if the proxy card is properly signed and received by the Company prior to the meeting. Where a choice is specified on any proxy card as to the vote on any matter to come before the meeting, the proxy will be voted in accordance with such specification. Where no choice is specified, the proxy will be voted for the election of the persons nominated to serve as the directors of the Company named in this Proxy Statement, and the proposal to ratify the appointment of Crisp-Hughes as independent accountants for the fiscal year ended March 31, 2003 and in such manner as the persons named on the enclosed proxy card in their discretion determine upon such other business as may properly come before the meeting or any adjournment thereof. Any shareholder giving the accompanying proxy has the right to revoke it by a later dated proxy, or by attending the meeting and voting in person.

                          VOTING SECURITIES OF THE COMPANY

   The Company is authorized to issue 600,000 shares of common stock, par value $1.00 per share ("Common Stock"). Holders of record of the Common Stock at the close of business on May 10, 2002 are entitled to vote at the Annual Meeting and are entitled to ONE vote for each share held. At the close of business on May 10, 2002, there were 536,000 shares of Common Stock issued and outstanding.
   The laws of South Carolina, under which the Company is incorporated, provide that, in connection with the election of directors, the persons receiving a plurality of the votes cast will be elected as directors. Further, with respect to such election, shareholders will have cumulative voting rights if a shareholder either (i) gives written notice his or her intention to exercise such rights to any officer of the Company not less than 48 hours before the time fixed for the meeting, which notice must be announced in the meeting before voting commences, or (ii) announces his or her intention to exercise such rights in the meeting before the voting for directors commences. The right to cumulate votes means that shareholders are entitled to multiply the number of votes they are entitled to cast by the number of directors to be elected and to cast the product for a single candidate or distribute the product among two or more candidates. The proxy agents named on the accompanying proxy card also will have the right in their discretion to cumulate votes represented by proxies they hold, provided that such agents in no event will cast a vote for a nominee with respect to whom authority to vote has been withheld. The affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting will be required to ratify the appointment of independent accountants.

   Abstentions will be counted in determining the existence of a quorum for the Annual Meeting, but abstentions and non-votes
(including broker non-votes), if any, will not be counted as votes in favor of or against the proposals described above.

                          SECURITIES OWNERSHIP OF MANAGEMENT

   The following table sets forth, as of May 10, 2002, the number of shares of Common Stock owned by each director of the Company, each nominee for director for the Company, each executive officer named under the caption "Management Compensation--Summary Compensation Table," below, and all directors and executive officers as a group. The Company is not aware of any shareholder of the Company who beneficially owns more than 5% of the outstanding shares of the Company's Common Stock.



                 Amount and Nature of Beneficial Ownership

                   Sole Voting   Shared Voting     Percent
Name of               and            and              of
Beneficial Owner    Investment    Investment        Class
                     Power         Power (1)         (2)
----------------------------------------------------------------------
Susan H. Davis        --              --              --
Eugene H. Bishop      --            1,000              *
Nell W. Carpenter     --            1,000              *
Frank P. Clipp       1,000            --               *
Ernest Corley        1,000            --               *
Kenneth Flint         --            1,000              *
Robert C. Jackson    1,000            --               *
Susan Watson McClure 1,000            --               *
Ronald W. Moran       --            1,000              *
Florence S. Stewart  1,000            --               *

All directors and
executive officers
as a group           5,000          4,000              2.1%
(10 persons)

*    Indicates less than 1%

(1) Represents shares held in joint tenancy with spouse.


SHARED VOTING AND INVESTMENT POWER IS DETERMINED BY
OWNERSHIP OF
THE TOTAL NUMBER OF SHARES.

 COMBINED VOTING AND INVESTMENT POWER.

All of the outstanding shares of Common Stock are subject to a stockholders agreement (the "Stockholders Agreement") which prohibits any transfer of shares of Common Stock (except to a family member) unless the owner of such shares first offers to the Company or a designee of the Company the opportunity to acquire such shares at a per share price equal to the book value of a share of Common Stock as
of the end of the immediately preceding   fiscal year or $5.00 per
share, whichever is greater. Shareholders holding 1,000 or more shares are given priority in admission to the health care facility and to apartment rentals. The Stockholders Agreement will terminate upon the bankruptcy, receivership or dissolution of the Company or upon the written agreement of the holders of 80% of the outstanding shares of Common Stock. The Stockholders Agreement may also be amended by unanimous recommendation of the board of directors and an affirmative vote of 80% or more of the holders of the Common Stock.

                                 Proposal (1)
                            ELECTION OF DIRECTORS

   The Nominating Committee of the board of directors has nominated the nine persons named below to serve on the board of directors until the 2003 Annual Meeting of Shareholders or until their successors have been duly elected and qualified. Each nominee for director has indicated that he or she is willing and able to serve as a director if elected. However, if any nominee should become unable to serve or for good cause will not serve, the persons named on the enclosed proxy card will vote for such other nominees and substitute nominees as designated by the Nominating Committee.
   The age and a brief biographical description of each of the nine nominees for director are set forth below.

EUGENE H. BISHOP(68) - Born in Ellisville, Mississippi and grew up in Hattiesburg, Mississippi. Attended public schools in Hattiesburg and graduated in 1955 from Mississippi State University with a BS degree in Mechanical Engineering. After five years as a commissioned officer in the Civil Engineer Corp of the U.S. Navy, he entered graduate school at the University of Texas and received a Ph.D. degree in Mechanical Engineering in 1964. He has held the following positions: Engineer;
General Electric Co., Aircraft Gas Turbine Division; Ensign to Lieutenant, CEC, U.S. Navy; Teaching Assistant and Ford Foundation Fellow at the University of Texas; Associate Professor, Mechanical Engineering
Department,
Mississippi State University; Professor and Head of the Mechanical Engineering Department at Montana State University and Clemson
University; Associate Dean for Instruction at the College of Engineering, Alumni Distinguished Professor of Mechanical Engineering both at Clemson University.
His two career choices have taken him to several locations in the U.S. and to the Panama Canal Zone. He is married to Carol Ann McPherson Bishop of
Baton
Rouge, LA.

They have three children and six grandchildren, all of whom live in the Clemson area. He enjoys golf and painting. His aunt, Mary Magar, lives in an apartment at the Downs.


FRANK CLIPP (86) - Born in New Albany, Indiana, Mr. Clipp graduated from Purdue University in 1938 with a BS degree. For almost all of his working life he was employed by E. I.d u PONT de NEMOURS and CO. in their Engineering Department, Construction Division, as Control Superintendent on locations in 10 different states. As Control Superintendent he was responsible for cost control, cost accounting, purchasing, contracts, receiving and stores, payrolls and all other office functions. He supervised personnel in groups from 10 to 375 on projects varied in size from 50 thousand to 50 million dollars. At the last location there were as many as two hundred active projects. After retiring in 1974 he and his wife moved from New Jersey to Aiken, South Carolina, and from Aiken to Clemson Downs apartments in 1986. He left the Downs in 1990, and returned in 1998 after the death of his wife. He has two children, three grandchildren, and is a member of the Pendleton United Methodist Church.


ERNEST L. CORLEY (77) - He grew up on a cotton and later a dairy farm in
Saluda County, South Carolina, the last of eight children. He enrolled at Clemson University in 1942, and after one semester enlisted into the Army. Mr. Corley returned to Clemson College in 1946 after service and graduated in 1949 in Dairy Science with high honors. He received the Anderson Fellowship in 1952 as the top student going to Graduate School. He attended graduate school at the University of Wisconsin where he obtained his MS and Ph.D. degrees in Dairy Science in 1952 and 1956. Mr. Corley joined the Dairy Science Faculty at Wisconsin in 1952, teaching and doing research. He led in the development of a statewide dairy cattle record-keeping system. In 1963 he joined the USDA as leader of the National Dairy record-keeping program for the Agriculture Research Service at Beltsville, Maryland. After two years he was chief of the Dairy Cattle Research Branch. He became
Deputy Administrator for USDA's International Cooperation and
Development.
He retired in 1992 as Director of Agriculture Research for ARS in the South Atlantic Area which included 24 research locations in Virginia, North Carolina, South Carolina, Georgia, Florida, Puerto Rico, and the Virgin Islands. While with the USDA, he and his staff developed a new planning, coordinating, and budgeting system for agricultural research. He received the presidential award for Management Improvement presented by President
Carter
in the White House in 1978. His contribution to Clemson University includes an
Endowed Scholarship for Students from Saluda County, and plans to establish a Chair Position to be supported by a Graduate Assistantship in Animal Science. He moved to Clemson Downs in 1998. While at the Downs, he has served as a volunteer and on the Resident's Council. He is serving currently as a replacement on the CARC Board. He visits the Health Care Center frequently where he is known as the "Candy Man". He is a Member of the Fort Hill Presbyterian Church.

Kenneth (Ken) Flint (83) - Ken and Mary Flint have lived at 1018 Keystone Lane since November 1987. They married in 1947 in Dayton, Ohio where they both grew up, and continued to live until 1970. Later they moved to Cambridge, Ohio when the NCR Corporation decentralized their Dayton Plant. In 1978 NCR started a plant in Liberty, SC just off 123 and they moved again. They have three children and three grandsons. Mr. Flint applied for and received a four-year apprenticeship in Mechanical Design at NCR in Dayton. This included co-operative courses at a local Technical College and at NCR. When NCR stopped building cash registers and started building aircraft carburetors for WWII he joined a team of engineers to implement the transfer of this Connecticut pro-duct to Dayton for its production. In 1943 he was drafted into the Army and returned home in early 1946. He returned to work at NCR as a Design
Engineer
on a new line of retail products. In 1955 he became an Engineering Manager in the retail products development division. In 1970 he became product manager of retail products and moved to Cambridge, Ohio. When NCR decided to build a plant in Liberty, SC, Mr. Flint and his wife moved to Easley, SC as Product Manager of the new plant. He retired in May 1981. Mr. Flint likes to play golf, walk, do yard work and enjoys reading. He also delivers Meals on Wheels. He has been active in the Clemson Downs POA, having served as Treasurer and President.


ROBERT C. (Bob) JACKSON (91) - Currently living at 1032 Keystone Lane, was originally from Mississippi, lived 30 years in Alexandria, Virginia, then for 20 years in Naples, Florida before Moving to Clemson Downs in 1995. His education in the growing and marketing of cotton began in Macon, Mississippi, where he and his wife, Fan Minor, were married in 1934. Beginning in 1939 he assisted in organizing the National Cotton Council of America, eventually becoming Director of the Washington office from 1946 to 1949; was named Executive Vice President and Chief Executive Officer of American Textile Manufacturers Institute, with offices in Charlotte, New York, and Washington. He served until his retirement in 1976. He acted as industry representative and spokesman at a variety of national and international conferences and negotiations in many countries of the world, both Europe and the far East, He was named to several government advisory committees by various agencies. Honors include an Honorary Doctor of Laws Degree from Clemson University; Textile Man of the Year Award from the New York Board of Trade; Silver Medal of the Northern Textile association for Leadership in Creating Unity in the Textile Industry. After 65 years of marriage, Fan Minor Jackson passed away in May of 2000. They have one daughter, two granddaughters, and three great grandchildren, all of whom reside in Greenville.



SUSAN WATSON MCCLURE (61) - Born in Geneva, Illinois, attended junior and senior high in Coral Gables, Florida, and has lived in the Carolinas since 1958. She attended Florida State University, Winthrop College, received a Bachelors in Business from Lander and a MBA from Clemson. She married Harlan E. McClure, Dean Emeritus of Architecture, in 1977. They live in Pendleton. They have four children and seven grandchildren, all living in the Carolinas. Susan's parents are Bob and Helen Watson, currently residents of the Downs. She has two sisters, one living in North Carolina, and one living in Clemson. She is head of the Accounting Department at Tri-County Technical College and has been on the faculty there for 20 years. She is an active volunteer, having served as Treasurer of Holy Trinity Episcopal Church for 14 years, been a choir member, and Treasurer of the Pendleton Historic Foundation, Treasurer of Liberty Hall Homeowners Association and serves as box office manager occasionally at the Clemson Little Theater. In her "spare time"

Susan enjoys reading, knitting, grandchildren, and especially travel.

RONALD W. MORAN (65) - Born in Philadelphia and moved to New
Britain,
Connecticut when he was 10. He received his BA from Colby College and his MA and PHD from Louisiana State University. After having taught at the University of North Carolina at Chapel Hill for nine years, he joined the Clemson faculty in 1975 as Professor of English and head of the department. Until his retirement in 1998, he served in a number of capacities at the university, including Associate Dean. He returned to the university in November of 1999 to assume the deanship of the College of Architecture, Arts and Humanities on an interim basis, and retired in September of 2000 for the second time. He also served as Fulbright Lecturer at the University of Wuerzburg in Germany. Ron is the author of two books of literary criticism and five books/chapbooks of poetry, with another scheduled for publication later this year. His poems and articles are widely published in magazines. He is listed in Who's Who in America. He is married to the former Jane Edith Hetzler, who is a Charter Member of the Clemson Downs Volunteers and who earned her bar for having completed 2000 hours of service. Jane's parents were residents of Clemson Downs. Ron and Jane are the parents of Sally (Chesapeake,
VA) and Wes (Rome, GA) and have five grandchildren.

FLORENCE S. STEWART (86) - Born in Briggsdale, Ohio, a suburb of
Columbus.
She has one daughter, two grandchildren, and two great grandchildren. She graduated from Columbus Central High School in 1933. She accepted a
"summer
job" with the home office of National Guarantee and Finance Co. They had branches in four states. She learned and liked the business and was asked to stay. She discovered an embezzlement in one of the branches and for three years audited the home and branch offices. She established new office locations and/or hired and trained new employees, whenever problems were found. She married, and moved to Lima, Ohio. She enjoyed being a homemaker, traveling with her husband and meeting new people. She was secretary-treasurer of Trinity U.M. Church there for about four years. After the death of her husband, she became associated with a father-son law firm, Dickason
&
Dickason Co. L.P.A. The father also had a land contract company, to buy properties, sell them on land contract, collect and manage the account until the contract was final. She was able, with her past experience to do the job, and the company grew. In 1974 she and the son formed a new company, Lima
Properties, Inc., and bought out the father's interest. In 1975 she married Wendell D. Stewart, Vice President of Metropolitan Bank of Lima. They both decided to retire in 1984, and lived five years in Rock Hill, SC, five years in Colorado Springs, and when her husband's eyes and health failed, returned to Rock Hill. She lost her husband in 1997 and moved to Clemson Downs in 1998. She is Treasurer of the Resident Council, and a member of the Hill Presbyterian Church.

THE BOARD OF DIRECTORS

   The business of the Company is managed under the direction of the board of directors, as provided by South Carolina law and the Company's Bylaws. The board of directors has established a Finance Committee, a Nominating Committee and an Executive Committee.
   The Finance Committee recommends to the board of directors the appointment of the Company's outside accountants, reviews the scope and the results of the audits by the accounting and financial reporting functions. This committee also assists the Company in the formulation of an annual budget and with other financial matters.
The members of the Finance Committee, which met three times during the fiscal year ended March 31, 2002 are Marshall Strickler, Bill Senn, Susan McClure, Susan Davis, and Lynn Shook.
   The responsibilities of the Nominating Committee, which met three times during the fiscal year ended March 31, 2002, include reviewing from time to time the size and composition of the Company's board of directors, recommending individuals for nomination as directors, recommending candidates to fill vacancies on the board and reviewing criteria for selecting directors. The members of the Nominating Committee, all of whom are shareholders of the Company, are Mr.
Greg Hughes, Mr. Ben Skardon, and Mr. Wencel Neumann. The nominating committee has completed its slate. Additional nominations may be made by any stockholder at the annual meeting.
   The Executive Committee, which is presently comprised of the officers of the Company, serves as an informal advisory body to the board of directors concerning matters relating to the management and operation of the Company. The members of the Executive Committee, met six times during the fiscal year ended March 31, 2002, are Mrs. Dorothy Dent, Mr. Marshall Strickler, Mr. Robert Jackson, and Mr. Bill Senn.
   The board of directors met fourteen times during the fiscal year ended March 31, 2002. During the period, each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees on which the director served during the last fiscal year.

                                  Proposal (2)

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   The firm of Crisp-Hughes, Greenville, South Carolina, has been selected by the board of directors of the Company as independent accountants for the fiscal year ending March 31, 2003, subject to ratification of that appointment by the vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting. Crisp-Hughes has acted as independent accountants for the Company since 1990. Representatives of Crisp-Hughes are expected to be present at the Annual Meeting with the opportunity to make a statement if they so desire and will also be available to respond to appropriate questions.
   The persons named on the accompanying proxy card intend to vote in favor of the ratification of the appointment of Crisp-Hughes as independent accountants for the fiscal year ending March 31, 2003, unless a contrary choice is indicated on the enclosed proxy card.
The affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting is necessary to ratify this appointment. The board of directors unanimously recommends that each shareholder vote for this proposal.

                           COMPENSATION OF DIRECTORS

   There is no standard or other arrangement pursuant to which directors of the Company are compensated for services as director.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

   Executive compensation is determined by the Board of Directors. The following table sets forth information concerning the annual compensation earned by Susan H. Davis, Administrator of the Company, for services rendered to the Company in all capacities for the fiscal years ended March 31, 2002, March 31, 2001, and March 31, 2000. No officer of the Company earned annual compensation of more than $100,000 during the three most recent fiscal years.

                            Summary Compensation Table

Annual Compensation                             Long Term
                                                Compensation

Name and                                       Other Annual| LTIP
Principal Position  Year   Salary   Bonus(s)   Compensation|Payout(s)
Susan H. Davis      2000   $     $63,000           -0-     |   -0-
 Administrator      2001   $     $64,890           -0-     |   -0-
                    2002   $     $17,994           -0-     |   -0-


Pursuant to all compensation covered, annual compensation includes a salary and 401-K contributions.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

   The Company believes that its officers and directors complied with all filing requirements under Section 16 (a) of the Securities
Exchange Act of 1934 during the fiscal year ended March 31, 2002.

                           PROPOSALS OF SHAREHOLDERS

   Under certain conditions, shareholders may request the Company to include a proposal for action at a forthcoming meeting of the shareholders of the Company in the proxy material of the Company for such a meeting. All proposals of shareholders intended to be presented at the 2003 Annual Meeting of Shareholders must be received by the Company at its principal executive offices a reasonable time prior to the date on which the Company distributes its proxy statement in connection with such meeting. The Company presently intends to distribute its 2003 proxy statement to shareholders at or around May 5, 2003, and shareholders are urged to submit to the Company any proposals intended to be presented at the 2003 Annual Meeting by February 1, 2003.

                                 OTHER MATTERS

   The management of the Company knows of no other business which will be presented for consideration at the meeting. However, if other matters are properly presented at the meeting, it is the intention of the proxy holders named in the accompanying proxy card to vote such proxies in accordance with their best judgment.

    By order of the board of directors.




                                      /s/Dorothy Dev. Dent
                                       Dorothy Dev. Dent
                                       Corporate Secretary


May 10, 2002

                           PROXY CARD
                           CARC, INC.
                         500 DOWNS LOOP
                  CLEMSON, SOUTH CAROLINA   29631

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS

   The undersigned hereby appoints Dorothy Dent, and Robert Jackson as agents, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock, par value $1.00 per share, of CARC, Inc. held of record by the undersigned on May 10, 2002 at the Annual Meeting of the Shareholders to be held June 14, 2002, at 2:00 p.m. at Clemson Downs Activity Center, 150 Downs Blvd., Clemson, South Carolina and at any adjournment thereof.

1.  ELECTION OF DIRECTORS

    [ ] FOR all nominees listed below       [ ] WITHHOLD AUTHORITY
      (except as marked to the contrary       to vote for all
       below)                                 nominees listed
                                               below

Eugen H. Bishop; Nell Watson Carpenter; Frank P. Clipp; Ernest Corley; Kenneth (Ken) Flint; Robert (Bob) C. Jackson; Susan Watson McClure; Ronald
(Ron) W. Moran; and Florence S. Stewart.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

Name (s):
-------------------------------------------------------------------
2. PROPOSAL TO RATIFY THE APPOINTMENT OF CRISP-HUGHES,
INDEPENDENT
ACCOUNTANTS, FOR THE YEAR ENDING MARCH 31, 2003:

        FOR             AGAINST           ABSTAIN
        [ ]               [ ]               [ ]

3.  IN THEIR DISCRETION, THE PROXY AGENTS ARE AUTHORIZED
TO VOTE UPON
SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
MEETING.

   This Proxy, when properly dated and executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for all the nominees for director names above and for Proposal 2.
   Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                           ---------------------------
                                           Signature

Date:------------------,2002              ---------------------------
                                           Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE.